UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2018

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of First BanCorp (the “Corporation”) held on May 24, 2018, stockholders of the Corporation voted on the following proposals, which are described in more detail in the Corporation’s Definitive Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders filed by the Corporation with the Securities and Exchange Commission on April 13, 2018. The voting results are as follows:

Proposal 1 – Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Aurelio Alemán	179,676,602	258,913	828,531

Juan Acosta Reboyras	178,231,030	1,700,212	832,804

Luz A. Crespo	178,299,380	1,632,883	831,783

Robert T. Gormley	178,115,145	1,818,230	830,671

John A. Heffern	178,060,568	1,872,174	831,304

Roberto R. Herencia	178,668,526	1,268,162	827,358

David I. Matson	178,204,163	1,728,009	831,874

Joe Menéndez-Cortada	176,227,740	3,708,079	828,227

Broker Non- Vote N/A             shares for each director.

Proposal 2 – Non-binding Approval of 2017 Executive Compensation of the Corporation’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

169,078,826	10,555,452	1,129,768	N/A

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Corporation’s Executive Compensation

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes

163,847,588	155,214	15,911,867	849,377	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

May 25, 2018	By:	Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel